SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 1, 2002

NationsRent, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14299	31-1570069

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 East Las Olas Blvd. Fort Lauderdale, Florida	33301

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 760-6550

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 4.   Changes in Registrants Certifying Accountant

On July 1, 2002, NationsRent, Inc. (the “Registrant”) formally dismissed Arthur Andersen LLP (“Arthur Andersen”) as the auditors of the Registrant and its subsidiaries (collectively, the “Company”), effective immediately. The Company is in the process of retaining an independent accountant to audit the Company’s consolidated financial statements which retention is subject to the approval of the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) in connection with the Company’s chapter 11 cases. The decision to change accountants was recommended by the Audit Committee of the Registrant’s Board of Directors and approved by the Registrant’s Board of Directors.

Arthur Andersen’s report dated May 21, 2002, on the Company’s consolidated financial statements for the year ended December 31, 2001 contained a statement expressing substantial doubt about the Company’s ability to continue as a going concern in light of significant losses over the last two years, the Company’s large stockholders’ deficit and the Company’s filing of a voluntary petition under Chapter 11 of Title 11 of the United States Code with the Bankruptcy Court on December 17, 2001. Arthur Andersen’s report dated March 15, 2001, on the Company’s consolidated financial statements for the year ended December 31, 2000 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2001 and 2000 and through the date of this Current Report, there were no disagreements between the Company and Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen’s satisfaction, would have caused it to make reference to the subject matter in connection with its report on the Company’s consolidated financial statements for such years; and there were no reportable events as defined in Item 304 (a) (1) (v) of Regulation S-K.

The Company provided Arthur Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16.1 is a copy of Arthur Andersen’s letter dated July 1, 2002, stating its agreement with such statements.

Item 7.   Financial Statements and Exhibits

     (a)  Not applicable.

     (b)  Not applicable.

     (c)  Exhibits.

Exhibit Number	Description

16.1	Letter from Arthur Andersen LLP to the Securities and Exchange Commission Dated July 1, 2002.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONSRENT, INC.

By: /s/ Ezra Shashoua

Name: Ezra Shashoua Title: Executive Vice President and Chief Financial Officer

Dated: July 1, 2002

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EXHIBIT INDEX

Exhibit Number	Exhibit

16.1	Letter from Arthur Andersen LLP to the Securities and Exchange Commission Dated July 1, 2002.

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